Lordstown Motors Reports First Quarter 2022 Financial Results

LORDSTOWN, OH (May 9, 2022) – Lordstown Motors Corp. (Nasdaq: RIDE), (Nasdaq: RIDE), (“Lordstown Motors” or “LMC”), an original equipment manufacturer (OEM) of electric light duty trucks focused on the commercial fleet market, today released its first quarter 2022 financial results and provided a business update.

First Quarter and Recent Key Business Highlights

●	Ending cash balance of $204 million; in excess of $300 million pro forma for Foxconn transaction
●	Total operating expenses of $87.9 million 3.8% higher than 4Q21, but down 11.5%, 20.4% and 17.3% versus 3Q21, 2Q21 and 1Q21, respectively, with shifting mix in preparation for launch
●	Endurance PPV test results correlating well with CAE predictions
●	Continued progress preparing the Lordstown facility for commercial production launch
●	Successful trade shows driving continued engagement and interest from fleets
●	Continued supply chain and raw material challenges largely contained
●	Received $50 million purchase price down payments under APA in January and April
●	Progress on the terms of a contract manufacturing agreement and product development agreement with Foxconn; received Committee on Foreign Investment in the United States (CFIUS) approval of the APA

Outlook

●	Reaffirming third quarter 2022 target for start of commercial production of the Endurance and initial production of approximately 500 units; commercial deliveries expected in Q4
●	Balanced approach to allocate existing capital on the critical path items to get the Endurance to market
●	Production ramp plan will be aligned with bill of material cost reductions and capital raising efforts

Please refer to “Forward Looking Statements” below.

Executive Commentary

“We made significant progress toward launching the Endurance during the first quarter, notwithstanding unprecedented supply chain challenges. Our highest priority remains getting the Endurance into customers’ hands so they can experience the unique attributes of the truck themselves,” said Daniel Ninivaggi, CEO of Lordstown Motors. “We also continue to work closely with Foxconn to close our pending transaction and strengthen our manufacturing and product development partnership.”

Edward Hightower, President of Lordstown Motors, continued, “We cannot wait for more customers to experience the Endurance, as we expect that they will love it. The performance of the Endurance in testing to date has correlated well with the performance predicted by our computer aided engineering (CAE) analyses. For example, our FMVSS frontal, side, and rear crash test results have been positive, and we are still predicting 5-star NCAP performance for the vehicle.”

First Quarter 2022 results

In the first quarter, we incurred $87.9 million in operating expenses as we continue our progress towards the commercial launch of the Endurance. Research and development costs totaled $61.9 million, including $21.9 million in expenses associated with operating the Lordstown facility, $20.2 million for engineering testing and development costs and $19.7 million for Endurance prototype components. Compared to prior quarters, the Lordstown facility costs continue to increase as the Company hires more employees and activity rises as we prepare for launch. Engineering, testing and development expenses decreased in the first quarter versus each of the prior four quarters. Costs related to vehicle components for building PPVs and testing were flat compared to the fourth quarter, but 60% higher compared to the third quarter, primarily related to building PPVs.

SG&A was $26.0 million in the quarter, flat versus the fourth quarter, and down 16.8% and 23.0% from the third and second quarters of 2021, respectively. The decreases were due to legal and professional fees being lower in the first quarter versus the third and second quarters offset by higher insurance and miscellaneous costs. Legal costs however, are likely to remain elevated due to ongoing litigation and the SEC investigation.

Net cash used by operations for the first quarter of 2022 totaled $69.0 million, with our net loss of $89.6 million offset by $8.3 million in non-cash items and $12.1 million in working capital benefit. Capital expenditures totaled $21.9 million, including $10.7 million of investments in manufacturing readiness and $10.2 million on tooling for the Endurance. We also received the second $50 million APA purchase price down payment from Foxconn along with $0.5 million in proceeds from employee stock option exercises. As a result, the net decrease in cash in the quarter was $40.6 million.

On March 31, 2022, we had cash and cash equivalents of $203.5 million. Including the $50 million final purchase price down payment from Foxconn received on April 15th, along with $30 million remaining purchase price under the APA and $27 million estimated reimbursement of certain operating and expansion costs to be received at closing, the Company’s pro forma cash balance would have been over $300 million. The APA remains subject to closing conditions and may not be consummated. Please refer to “Forward Looking Statements” below.

“Our team members are incredibly committed and continue to work tirelessly to execute on our priorities,” said Adam Kroll, Chief Financial Officer of Lordstown. “We are managing through a tough macroeconomic environment, and we are focused on managing our liquidity as we bring the Endurance to launch. At the same time, we understand that raising additional capital is critical to our ability to achieve our business plan in 2022 and beyond.”

Please refer to “Forward Looking Statements” below.

Conference call Information

Lordstown Motors will host a conference call at 8:30 a.m. Eastern Time today (Monday, May 9, 2022). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website, as well as the investor presentation deck, at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (EV) innovator developing high-quality light duty commercial fleet vehicles, with the Endurance all electric pick-up truck as its first vehicle being launched in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Contacts:

Investors

Carter W. Driscoll, CFA

IR@lordstownmotors.com

Media

Colleen Robar

313.207.5960

crobar@robarpr.com

Financial Results

Lordstown Motors Corp.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended
	March 31, 2022	March 31, 2021
Net sales	$—	$—
Operating expenses
Selling, general and administrative expenses	26,019	14,394
Research and development expenses	61,864	91,812
Total operating expenses	$87,883	$106,206
Loss from operations	$(87,883)	$(106,206)
Other (expense) income
Other expense	(1,492)	(19,132)
Interest (expense) income	(258)	127
Loss before income taxes	$(89,633)	$(125,211)
Income tax expense	—	—
Net loss	$(89,633)	$(125,211)
Loss per share attributable to common shareholders
Basic & Diluted	(0.46)	(0.72)
Weighted-average number of common shares outstanding
Basic & Diluted	196,503	174,325

Lordstown Motors Corp.

Condensed Consolidated Balance Sheets

(Amounts in thousands except share data -- Unaudited)

	March 31, 2022	December 31, 2021
ASSETS:
Current Assets
Cash and cash equivalents	$203,564	$244,016
Prepaid expenses and other current assets	34,373	47,121
Total current assets	$237,937	$291,137
Property, plant and equipment	407,817	382,746
Intangible assets	1,000	1,000
Other non-current assets	13,997	13,900
Total Assets	$660,751	$688,783
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$13,781	$12,098
Accrued and other current liabilities	39,278	35,507
Purchase price down payment from Foxconn	150,000	100,000
Total current liabilities	$203,059	$147,605
Warrant and other non-current liabilities	3,189	1,578
Total liabilities	$206,248	$149,183
Stockholders’ equity
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; 196,980,828 and 196,391,349 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$20	$19
Additional paid in capital	1,088,925	1,084,390
Accumulated deficit	(634,442)	(544,809)
Total stockholders’ equity	$454,503	$539,600
Total liabilities and stockholders' equity	$660,751	$688,783

- - -

Lordstown Motors Corp.

Condensed Consolidated Statements of Cash Flow

(Amounts in thousands -- Unaudited)

	Three months ended	Three months ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net loss	$(89,633)	$(125,211)
Adjustments to reconcile net loss to cash used by operating activities:
Stock-based compensation	3,920	1,940
Other non-cash changes	4,420	19,138
Accounts receivables	—	16
Prepaid expenses and other assets	9,987	(1,325)
Accounts payable	(1,490)	27,418
Accrued expenses and other liabilities	3,763	6,504
Net Cash used by operating activities	$(69,033)	$(71,520)

Cash flows from investing activities
Purchases of capital assets	$(21,896)	$(54,264)
Net Cash used by investing activities	$(21,896)	$(54,264)

Cash flows from financing activities
Down payment received from Foxconn	$50,000	$—
Cash proceeds from exercise of warrants	—	82,016
Issuance of common stock	477	1,050
Net Cash provided by financing activities	$50,477	$83,066
Decrease in cash and cash equivalents	$(40,452)	$(42,718)
Cash and cash equivalents, beginning balance	244,016	629,761
Cash and cash equivalents, ending balance	$203,564	$587,043

Non-cash items
Capital assets acquired with payables	$5,336	$4,599

Forward Looking Statements

This release includes forward looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believe," "expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance in 2022 and beyond, to continue ongoing operations and remain a going concern, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of litigation, regulatory proceedings, investigations, claims and availability of insurance coverage and/or adverse publicity including with respect to the matters raised by the March 24, 2022 stockholder letter, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, business prospects and ability to obtain financing; our limited operating history and our ability to execute our business plan, including through any relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop; the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance, and conversion and retooling of the Lordstown facility, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to start production of the Endurance in accordance with our projected timeline; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine. In addition, the transactions contemplated with Foxconn under the APA are subject to closing conditions, including further negotiation and execution of a contract manufacturing agreement and regulatory approvals, and may not be consummated. No assurances can be given that Lordstown Motors and Foxconn will enter into the agreements contemplated by the APA, including a contract manufacturing agreement or a joint venture or similar agreement to co-design and develop vehicle programs and an appropriate funding structure, or as to the terms of any such agreement. If we are unable to successfully complete the transactions contemplated by the APA and other relationships with Foxconn on a timely basis, our business plan, financial condition and results of operations would be materially and adversely impaired. If the APA does not close, we will not have sufficient available cash to repay Foxconn's down payments by the repayment deadline. As a result, Foxconn may exercise its rights under the APA, including, but not limited to foreclosing on its liens on some or substantially all of our assets, which rights will be subject to any defenses and/or other claims Lordstown Motors may have. Under such circumstances, we would be unlikely to be able to continue as a going concern. We will need additional funding to execute our 2022 business plan and achieve scaled production of the Endurance. As we seek additional sources of financing, there can be no assurance that such financing would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry, as well as our pending transactions with Foxconn. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.